Exhibit 1.01

QUALCOMM Incorporated
Conflict Minerals Report
Reporting Period: January 1, 2014 – December 31, 2014

Qualcomm Incorporated is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes our licensing business and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our products and services businesses, including our semiconductor businesses and substantially all of our engineering, research and development functions. In this document, the words “we,” “our” and “us” refer only to Qualcomm Incorporated, Qualcomm Technologies, Inc. and/or their subsidiaries.
This Conflict Minerals Report (this Report) contains forward-looking statements regarding our business, products and conflict minerals efforts, including steps we intend to take to mitigate the risk that conflict minerals in our products benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (DRC) or an adjoining country (a country that shares an internationally recognized border with the DRC). Words such as “expects,” “intends,” “believes,” “strives” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.
Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate; the risk that smelters or refiners (processing facilities) may not participate in the Conflict Free Smelter Program (CFSP), which is a voluntary initiative in which independent third parties audit processing facilities' procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict-free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q related to our customer concentrations, our dependence on a limited number of third-party suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Background
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), the United States Securities and Exchange Commission (SEC) promulgated rules (the Final Rule) requiring certain companies with “conflict minerals” (columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of a product manufactured by or for that company to, among other things, disclose annually whether any of those conflict minerals originated in the

DRC or an adjoining country and if so, to submit a report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
In anticipation of the Final Rule, the Electronics Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) established an initiative that is known as the Conflict-Free Sourcing Initiative (CFSI). The EICC, GeSI and CFSI, which are comprised of numerous industry members, strive to promote the improvement of human welfare and the environment through responsible and proactive supply chain management.
We are a full member of the EICC, have adopted the EICC Code of Conduct and expect all of our direct suppliers to act in accordance with this Code. By employing EICC resources and working collaboratively with our peers, we are working to improve transparency and sustainability in the global electronics supply chain. We hold a leadership position on the Board of the EICC and actively participate in and support the CFSI’s responsible extractives initiatives.
We, along with many other companies, rely on the CFSI’s CFSP to verify processing facilities as not benefiting armed groups in the DRC or an adjoining country (CFSP-compliant). The CFSI also recognizes responsible sourcing practices of processing facilities that have been validated by the London Bullion Market Association (LBMA) and Responsible Jewellery Council (RJC).

Summary
We are a leading developer and supplier of integrated circuits based on CDMA (Code Division Multiple Access), OFDMA (Orthogonal Frequency Division Multiple Access) and other technologies for use in voice and data communications, networking, application processing, multimedia and global positioning system products. We manufacture or contract to manufacture products for which conflict minerals are necessary to the functionality or production of those products and which otherwise constitute products under the Final Rule. We primarily utilize a fabless production and assembly model, which means that we do not own or operate foundries or assemblers responsible for the production and assembly of our products.
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the DRC or an adjoining country, or were from recycled or scrap sources. A description of our RCOI is set forth in this Report.
Based on our RCOI, we have reason to believe that some of the necessary conflict minerals used in our products originated in the DRC or an adjoining country (and may not have been from recycled or scrap sources). Accordingly, we exercised due diligence to determine the source and chain of custody of these conflict minerals. Our due diligence was designed to conform to an internationally recognized due diligence framework, specifically the Organisation for Economic Co-operation and Development (OECD) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance)”, 2nd edition (2013). A description of our due diligence measures is also set forth in this Report.
Following the exercise of our due diligence, we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. In addition, our integrated circuit products (described below) are comprised of tantalum sourced from 100% CFSP-compliant processing facilities.
The following descriptions are also provided within this Report:

•	The facilities used to process the necessary conflict minerals in our products, if known;

•	The country of origin of the necessary conflict minerals in our products, if known;

•	Our efforts to determine the mine or location of origin of the necessary conflict minerals in our products with the greatest possible specificity; and

•
The steps we have taken and the steps that we will take to mitigate the risk that our necessary conflict minerals benefit armed groups in the DRC or an adjoining country, including steps to improve our due diligence.

Product Description

I.	Integrated Circuit Products
Our integrated circuit products are sold to manufacturers that use our products in wireless devices, such as mobile phones, tablets, laptops, data modules, handheld wireless computers and gaming devices, access points and routers, data cards and infrastructure equipment, and in wired devices, particularly broadband gateway equipment, desktop computers and streaming media players. Our Mobile Station Modem (MSMTM) integrated circuits, which include the Mobile Data Modem, Qualcomm Single Chip and Qualcomm® SnapdragonTM processors and LTE modems, perform the core baseband modem functionality in wireless devices providing voice and data communications, as well as multimedia applications and global positioning functions. In addition, our Snapdragon processors provide advanced application and graphics processing capabilities. Because of our experience in designing and developing CDMA- and OFDMA-based products, we design both the baseband integrated circuits and the supporting system as well, including the RF (Radio Frequency), PM (Power Management) and connectivity devices. Our portfolio of RF products includes QFE (Qualcomm Front End) radio front end components.
Our wireless integrated circuit products are also sold to manufacturers that use our products for wireless local area network (WLAN), Bluetooth, frequency modulation (FM) and near field communications as well as technologies that enable location data and services and for implementation of small mobile base stations (known as small cells). Our networking products include Wi-Fi, Powerline and Ethernet integrated circuits and network processors.
Revenues from the sale of integrated circuit products comprised greater than 99% of the total revenues for our products described in this Report during the reporting period.

II.	Other Products
Our other products include air-to-ground modem cards, display modules, wireless medical devices and wearable devices.
Revenues from the sale of such other products comprised less than 1% of the total revenues for our products described in this Report during the reporting period.

Description of Supply Chain
We utilize a fabless production model, which means that we do not own or operate foundries for the production of silicon wafers from which our integrated circuits are made. Integrated circuits are die cut from silicon wafers that have completed the package assembly and test manufacturing processes. We employ both turnkey and two-stage manufacturing models to purchase our integrated circuits. Turnkey is when our foundry suppliers are responsible for delivering fully assembled and tested integrated circuits. Under the two-stage manufacturing model, we purchase wafers and die from integrated circuit manufacturing foundries and contract with separate third-party suppliers for manufacturing services such as wafer bump, probe, assembly and final test. We rely on our direct suppliers to perform the manufacturing and assembly, and most of the testing, of our integrated circuits based primarily on our proprietary designs and test programs. Our direct suppliers and, in turn, their suppliers are responsible for the procurement of most of the materials used in the production of our integrated circuits. Certain materials purchased by our direct suppliers may come directly or indirectly from processing facilities that treat ores, concentrates, slags or secondary materials. Because we do not purchase any materials directly from these processing facilities, we must rely on certain information provided by our direct suppliers and the CFSI or other industry organizations in order to prepare this Report.
Our other products are primarily contracted to be manufactured as finished goods with the contract manufacturer responsible for the procurement of the materials and components that comprise these products.

Reasonable Country of Origin Inquiry
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the DRC or an adjoining country or were from recycled or scrap sources.
Our conflict free minerals policy (available at:
https://www.qualcomm.com/#/company/sustainability/products/conflict-free-minerals) communicates the expectation that our direct suppliers obtain materials from environmentally and socially responsible sources, including conflict free sources within the DRC and adjoining countries. To conduct our RCOI and obtain sourcing information from our direct suppliers, we used the CFSI Conflict Minerals Reporting Template (CMRT) to collect information on the necessary conflict minerals in their supply chain. We requested this information from 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these minerals originated in the DRC or an adjoining country or were from recycled or scrap sources. We received responses from 100% of the direct suppliers of our integrated circuit products and from 97% of the direct suppliers of our other products.
Our RCOI considered the countries of origin information obtained from our direct suppliers and the CFSI (members-only) data for CFSP-compliant processing facilities. Based on this information, we determined that approximately 6% of processing facilities reported by our direct suppliers were confirmed as sourcing conflict minerals from the DRC or an adjoining country. This represents an increase in processing facilities reported in our supply chain that source from the DRC or adjoining countries compared to calendar year 2013. Each of these processing facilities has been validated as CFSP-compliant.
Based on our direct suppliers’ responses to the RCOI, we have reason to believe that some of the necessary conflict minerals used in our products originated in the DRC or an adjoining country, but we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Guidance.

Description of Due Diligence Performed
OECD Step 1: Establish Strong Company Management Systems

•	We continued to publicly communicate our conflict minerals policy.

•
We maintained a conflict minerals management team with representation from our finance, government affairs, internal audit, legal, regulatory, quality and supply chain departments which reported on program activities to executive management and the Audit Committee of our Board of Directors on a regular basis.

•	We used the CMRT to identify processing facilities in our supply chain as reported by our direct suppliers.

•	We communicated our conflict minerals supplier requirements to our integrated circuit direct suppliers.

•	We maintained a public email address (conflictminerals@qti.qualcomm.com) available on our website for general inquiries and grievances regarding our conflict minerals program.

•
We designed and implemented a comprehensive conflict minerals data management tool that tracks end-to-end communication with direct suppliers, automates the validation of direct supplier data and consolidates CMRT responses for analysis and reporting.

OECD Step 2: Identify and Assess Risk in the Supply Chain

•
We used the CMRT to review our direct suppliers’ due diligence activities, such as whether they had a conflict minerals policy, required their own suppliers to source from processing facilities validated by an independent audit firm, and implemented a review process that includes corrective action management.

•	We used the CMRT to identify conflict minerals processing facilities if reported in our supply chain by direct suppliers.

•	We determined if the processing facilities adhere to responsible sourcing practices by cross-checking with the list of CFSP-compliant processing facilities.

•	We obtained countries of origin (when available) for CFSP-compliant processing facilities by relying on information provided by our direct suppliers, the CFSI and other public data sources.
OECD Step 3: Design and Implement a Strategy to Respond to Risk

•
We reported information on the source and chain of custody of conflict minerals in our supply chain to our conflict minerals working team and the Audit Committee of our Board of Directors on a regular basis.

•	We maintained a conflict minerals risk management plan that sets forth direct supplier-risk management strategies ranging from continued procurement to disengagement.

•	We participated in certain CFSP pre-audit site visits to processing facilities in Asia to encourage participation in the CFSP.
OECD Step 4: Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•
Because we do not source directly from processing facilities, we rely on the publicly-available results of the CFSP, LBMA and RJC third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.

•	The CFSI recognizes processing facilities as CFSP-compliant through validations conducted by the LBMA and RJC.

OECD Step 5: Report Annually on Supply Chain Due Diligence

•	We file a Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.

•	We periodically provide information regarding our conflict minerals program in the Qualcomm Sustainability Report, as well as on our Sustainability website.

Facilities Used to Process the Necessary Conflict Minerals in Our Products
We rely on the good faith efforts of our direct suppliers to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products.
At this time, the processing facilities that we list in Tables 1, 2 and 3 are those that have been determined to be legitimate processing facilities by the CFSI. All processing facilities used in our semiconductor businesses are included in these tables. The direct suppliers of certain of our other products reported other processing facilities as being in our supply chain that are not listed in these tables as the CFSI has not yet determined them to be legitimate. In these tables, we have also indicated the headquarter locations of known processing facilities and whether such facilities have been validated as CFSP-compliant.
Some of our direct supplier responses represented their supply chain at a company-level rather than being product-specific. As such, the list of processing facilities that we have disclosed in this Report may contain more facilities than those that actually process the conflict minerals contained in our products.

Country of Origin of the Necessary Conflict Minerals in Our Products
We requested country of origin information (if known) from each of our direct suppliers, most of which do not source directly from processing facilities, for the purposes of determining the source and chain of custody of the necessary conflict minerals in our supply chain. We also relied on the country of origin information provided by the CFSI (when available) for CFSP-compliant processing facilities.
Based on country of origin information provided by our direct suppliers and the CFSP, we have reason to believe that some of our necessary conflict minerals originated from the DRC and one or more adjoining country, but we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Our Efforts to Determine the Mine or Location of Origin of the Necessary Conflict Minerals in Our Products
We requested mine or location of origin information of the necessary conflict minerals contained in products from each of our direct suppliers using the CMRT. In some instances our direct suppliers reported name or location of mine (country). However, many of our direct suppliers were unable to obtain reliable mine or location of origin data for their necessary conflict minerals.

Steps We Have Taken to Mitigate the Risk that our Necessary Conflict Minerals Benefit Armed Groups

From calendar year 2013 to 2014, we noted CFSP-compliant processing facilities used in our integrated circuits products increased by 38% (Figure 1).
Figure 1. Integrated circuits processing facilities status by year

Figure 1 Notes
CFSP-compliant: Processing facilities reported in our supply chain that were validated as compliant according to the CFSP.
CFSP-participating: Processing facilities reported in our supply chain that have agreed to participate in the CFSP but have not yet completed the program.
CFSP-non-participating: Processing facilities reported in our supply chain that have yet to agree to participate in the CFSP.

From calendar year 2013 to 2014, we noted a 175% increase in our integrated circuit direct suppliers that used 100% CFSP-compliant processing facilities (Figure 2).
Figure 2. Integrated circuits direct suppliers that used 100% CFSP-compliant processing facilities by year

Steps We Will Take to Mitigate the Risk that our Necessary Conflict Minerals Benefit Armed Groups
During calendar year 2015, we intend to advance the effectiveness of our due diligence efforts to mitigate the risk that our necessary conflict minerals benefit armed groups in the DRC or an adjoining country by:

1.	Continuing to engage with direct suppliers, processing facilities and the CFSI to encourage non-CFSP validated processing facilities to become validated as CFSP-compliant;

2.	Striving to use only CFSP-compliant direct suppliers for our integrated circuit products; and

3.
Continuing to participate in the following industry coalitions and non-governmental organizations’ efforts to support the responsible sourcing of minerals: EICC, CFSI, International Tin Research Initiative, Public-Private Alliance for Responsible Minerals Trade and the Responsible Sourcing Network multi-stakeholder group.

Tables of Conflict Minerals Processing Facilities
Table 1. CFSP-compliant processing facilities as of January 31, 2015
Processing facilities and their locations reported in our supply chain that were validated as compliant according to the CFSP.

Metal	Processing Facility Name	Country
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineraçäo	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC Krastvetmet	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schöne Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals^	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group^	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder^	UNITED STATES
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Plansee^	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical	JAPAN
Tantalum	Tantalite Resources#	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	CV United Smelting	INDONESIA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Table 1 Notes
Processing facilities followed by a pound (#) symbol ceased operation during calendar year 2014.
Processing facilities followed by a caret (^) symbol had previously been identified at a “corporate” or “group” level whereby one entry may have represented multiple individual facilities. With CMRT Revision 3.02, these higher level entities have been eliminated and replaced with entries representing each unique facility.

Table 2. CFSP-participating processing facilities as of January 31, 2015

Processing facilities and their locations reported in our supply chain that have agreed to participate in the CFSP but have not yet completed the program.

Metal	Processing Facility Name	Country
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Metallo Chimique	BELGIUM
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Table 2 Notes
Smelters followed by an asterisk (*) symbol are Tungsten Industry - Conflict Minerals Council (TI-CMC) members that have committed to complete a CFSP validation audit within two (2) years of TI-CMC membership issuance.

Table 3. CFSP-non-participating processing facilities as of January 31, 2015
Processing facilities and their locations reported in our supply chain that have not agreed to participate in the CFSP.

Metal	Processing Facility Name	Country
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA

Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.^	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tungsten	A.L.M.T. Corp.*	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	HC Starck GmbH*^	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Wolfram Company CJSC*	RUSSIAN FEDERATION
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd^	CHINA

Table 3 Notes
Processing facilities followed by a caret (^) symbol had previously been identified at a “corporate” or “group” level whereby one entry may have represented multiple individual facilities. With CMRT Revision 3.02, these higher level entities have been eliminated and replaced with entries representing each unique facility.
Processing facilities followed by an asterisk (*) symbol are Tungsten Industry - Conflict Minerals Council (TI-CMC) members that have committed to complete a CFSP validation audit within two (2) years of TI-CMC membership issuance.